UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 24, 2018
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CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-35789	46-0691837
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (972) 350-0060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On August 24, 2018, CyrusOne Inc. (the “Company”) completed its previously announced acquisition of Zenium Topco Ltd., a Cayman Islands Company (“Zenium”) and certain other affiliated entities, pursuant to a Sale and Purchase Agreement, dated December 21, 2017 (as amended from time to time, the “Sale and Purchase Agreement”) by and among the Company, CyrusOne Dutch Holdings B.V. (“Purchaser”), a Dutch limited liability company and a wholly owned subsidiary of the Company, CyrusOne LP (“CyrusOne LP”), a Maryland limited partnership and a wholly owned subsidiary of the Company, Zenium, ZTL Seller Rep, LLC, a Delaware limited liability company, Quantum Strategic Partners Ltd. (“Quantum”), a Cayman Islands company, and certain other sellers (together with Quantum, the “Sellers”). Zenium is a hyperscale data center provider in Europe with four operating data centers in London and Frankfurt and additional development sites in London and Frankfurt.
At closing, the Sellers sold and Purchaser acquired all of the issued share capital in Zenium and certain other affiliated entities. In connection with the completion of the transactions contemplated by the Sale and Purchase Agreement, the Company paid aggregate cash consideration of approximately $474.5 million and assumed approximately $85 million of outstanding indebtedness and $22 million of cash on hand at Zenium. The Company financed the acquisition with proceeds from its $300 million delayed draw term loan and revolver borrowings under its existing credit facility, dated as of March 29, 2018, among CyrusOne LP, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, KeyBank National Association, as syndication agent, and JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Barclays Bank PLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners.
This description is qualified in its entirety by reference to the Sale and Purchase Agreement, which was filed as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 28, 2017, and the amendments to the Sale and Purchase Agreement, each of which were filed as exhibits to the Company’s Form 8-Ks filed with the Securities and Exchange Commission on April 26, 2018, May 21, 2018, May 29, 2018, June 29, 2018, July 20, 2018, July 30, 2018, August 13, 2018 and August 15, 2018.
Item 9.01    Financial Statements and Exhibits.
(a) Financial statements of businesses acquired
The Company intends to file the financial statements required by Item 9.01(a) by amendment to this Report no later than 71 calendar days following the date that this Report is required to be filed.
(b) Pro forma financial information
The Company intends to file the pro forma financial information required by Item 9.01(b) by amendment to this Report no later than 71 calendar days following the date that this Report is required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: August 30, 2018	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary